UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.02 Unregistered Sales of Equity Securities.

On February 6, 2026, Investments AKA, LLC, a limited liability company indirectly controlled by Andre K. Agassi, exercised warrants to purchase an aggregate of 705,417 shares of Agassi Sports Entertainment Corp.’s (the “Company’s” or “our”) common stock with an exercise price of $0.397 per share (the “Warrants”) on a cashless basis. In connection with such exercise, the Company issued to Investments AKA, LLC a net of 651,231 shares of common stock, after the forfeiture of 54,186 warrant shares to the Company in satisfaction of the aggregate exercise price, based on the fair market value of the Company’s common stock on the exercise date, as determined in accordance with the terms of the Warrants. The issuance of the shares of common stock was made by the Company in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended, as the shares were issued in exchange for outstanding securities of the Company held by an existing security holder, and no commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange.

Item 7.01 Regulation FD Disclosure.

The Company’s planned Agassi Intelligence platform, which is expected to eventually include a website and app that will be available internationally, is planned to launch by the end of the second quarter of 2026, with a staggered roll-out of e-commerce (tennis racquets, paddles, sports nutrition, etc.), a personalized racquet/paddle recommender and an artificial intelligence (AI) coaching model.

The app launch is anticipated to occur in the third or fourth quarters of 2026 and is planned to include the same coaching AI feature, as well as swing analysis feedback, motivational challenges, progress tracking, and social sharing. While it is expected to initially focus on tennis, the Company’s current goal is to expand all features of the app to pickleball and padel, in the future, with the goal of helping position the platform as a single hub for racquet sports.

The information contained in Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Following the issuance of the 651,231 shares of common stock upon the exercise of the Warrants (discussed in Item 3.02, above) the Company will have 12,534,027 shares of common stock issued and outstanding.

The Company plans to use press releases and various social media channels, including its Instagram account (agassisportsentertainment), as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company disseminated in press releases and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company disseminates in press releases and on the social media channels identified above, as such information could be deemed to be material information. The contents on the Company’s website and its social media channels are not incorporated by reference in this Current Report on Form 8-K.

* * * * *

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements under Item 7.01. These forward-looking statements are based on the Company’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent periodic reports. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: February 11, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer